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                                                                     Exhibit 5.2

                              JINGTIAN & GONGCHENG
                                ATTORNEYS AT LAW

  Suite 1503, Union Plaza, No.20, Chaoyangmenwai Street, Beijing, 100020, China
                   Tel: (8610)-65882200  Fax: (8610)-65883200
                       E-mail address: hjlaw@jingtian.com
                                       ------------------

                                                               November 5, 20002

To:  Acto  Digital  Video  U.S.A.  Inc.

RE: SHARE EXCHANGE AGREEMENT DATED SEPTEMBER 30, 2002 AMONG SHENZHEN ACTO DIGITAL TECH CO. LTD., ACTO DIGITAL VIDEO U.S.A. INC. AND MR. JING XIE

Gentlemen:

     We have acted as counsel to Shenzhen Acto Digital Tech Co. Ltd., a limited liability company ("Shenzhen Acto") organized under the laws of the People's Republic of China (the "PRC") in connection with a Share Exchange Agreement dated September 30, 2002 among Shenzhen Acto, Acto Digital Video U.S.A. Inc. (the "Company") and Mr. Jing Xie, an individual residing in the PRC (the "Share Exchange Agreement").

     We have reviewed the Share Exchange Agreement and the registration Statement of the Company on Form SB-2. We have also examined the organizational documents of Shenzhen Acto and the documents required to effect the share exchange pursuant to which the Company has acquired 74.86% of the equity interests of Shenzhen Acto.

     1. Shenzhen Acto is a limited liability company duly organized and validly existing under the laws of the PRC.

     2. Shenzhen Acto has all the requisite power and authority to enter into the Share Exchange Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Share Exchange Agreement has been duly authorized by all necessary corporate action on the part of Shenzhen Acto, and no further action is required on the part of the Corporation to authorize the Agreement.

     3. Effective as of the closing of the Share Exchange Agreement, the Company owns 74.86% of Shenzhen Acto.

                    Very  truly  yours,

     JINGTIAN  &  GONGCHENG

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                    By:  /s/Chao  Ye
                       -------------
                       Chao  Yu

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